Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Golden Phoenix Minerals, Inc.
American Fork, Utah

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-175334) on Form S-1 and Registration Statements (No.’s 333-152332, 333-153912 and 333-138860) on Form S-8 of Golden Phoenix Minerals, Inc. of our report dated April 14, 2014, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Golden Phoenix Minerals, Inc. for the years ended December 31, 2013 and 2012.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
April 14, 2014